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                                                                   EXHIBIT 10.68

                                 NO. 2000-47334

JANA DAVIS WELLS AND                   |           IN THE DISTRICT COURT OF
TOM M. DAVIS, III,                     |
                                       |
VS.                                    |           HARRIS COUNTY, TEXAS
                                       |
E-MEDSOFT.COM AND                      |
VIDIMEDIX ACQUISITION                  |
CORPORATION, JOINTLY AND SEVERALLY     |           113th JUDICIAL DISTRICT

               MUTUAL COMPRISE, SETTLEMENT AND RELEASE AGREEMENT

                                       I.
                                    RECITALS

     This Mutual Comprise, Settlement and Release Agreement ("Agreement") is entered into by the parties identified below and is a binding contract pursuant to which the parties have fully and finally settled the controversies existing between them according to the following terms:

                                       II.
                                   THE PARTIES

     The parties to this Agreement are as follows:

     - Tom M. Davis, III; his agents, predecessors, successors, affiliates, subsidiaries, employees, former employees, shareholders, lenders, officers, directors and attorneys;

     - Jana Davis Wells; her agents, predecessors, successors, affiliates, subsidiaries, employees, former employees, shareholders, lenders, officers, directors and attorneys;

     - e-Medsoft.com, Inc., a/k/a e-Medsoft.com, their agents, predecessors, successors, affiliates, subsidiaries, employees, former employees, shareholders, lenders, officers, directors and attorneys;

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     -    MedDiversified, Inc., its agents, predecessors, successors, affiliates, subsidiaries, employees, former employees, shareholders, lenders, officers, directors and attorneys;

     - Vidimedix Acquisition Corporation its agents, predecessors, successors, affiliates, subsidiaries, employees, former employees, shareholders, lenders, officers, directors and attorneys.

     The foregoing are hereinafter at times referred to collectively as the "Parties" or "Parties releases herein". Tom M. Davis, III and Jana Davis Wells are hereinafter at times referred to collectively as "Plaintiffs" e-Medsoft.com, Inc., Vidimedix Acquisition Corporation and MedDiversified, Inc., are hereinafter at times referred to collectively as "Defendants".

                                      III.
                                    AGREEMENT

     Whereas, Plaintiffs have sued Defendants in Cause No. 2000-47334 in the 113th Judicial District Court of Harris County, Texas over the merger and transfer of assets of Vidimedix Corporation into Vidimedix Acquisition Corporation, a wholly owned subsidiary of e-Medsoft.com, and over the transfer of stock, the handling of the settlement of claims, the settlement of claims related to that merger, breaches of contract, consulting agreements, settlement agreements, fraud, defamation, misrepresentation, devaluation of stock, claims for attorneys' fees, interest, expenses and costs of court, and other torts and claims, the subjects of which are involved in this lawsuit.

     For the mutual covenants and consideration set forth herein, it is the intention of the Parties to irrevocably and unconditionally release all of the Parties, from all obligations, claims, or causes of actions, suits, proceedings, or otherwise, known or unknown, now existing or hereinafter arising from or in any way connected with any of the claims and causes of action

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which were brought in or could have been brought in Cause No. 2000-47334, provided that the partial consideration in the amount of SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($600,000) is paid by Defendants on or before July 15, 2002. If this partial consideration is not paid, then this release is null, void and unenforceable. Further, if the $600,000 is paid, the sole remedy by Plaintiffs against Defendants in the event of any default will be enforcement of the Judgment, which is attached hereto as Exhibit "A", less any payment made on that judgment.

     For the mutual covenants and consideration set forth herein, it is also the intention of the Parties to irrevocably and unconditionally release all of the Parties, from all obligations, claims, or causes of actions, suits, proceedings, or otherwise, known or unknown, now existing or hereinafter arising from or in any way connected with any of the claims and causes of action which were brought in or could have been brought in Cause No. EDCV 01-00803-VAP, currently on file in the United States District Court for the Central District of California, or which were brought in or could have been brought in Cause No. BC249782, previously on file in the Superior Court of the State of California, for the County of Los Angeles.

     Now, therefore, for and in consideration of the mutual obligations and promises herein contained, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties to this Agreement agree as follows:

     1) Defendants will pay to Plaintiffs and their attorneys, Davis, Ortesky & Guilfoyle, P.C., the sum of SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($600,000) on or before July 15,2002. Defendants will pay to plaintiffs and their attorneys the additional sum of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000), paid in the amount of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000) per month, for the months of August,

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          September and October. These monthly payments for August, September and October shall be paid in equal weekly installments for each week of each month of said three month period, with each weekly installment to be delivered to an account of Plaintiffs' counsel's choice, via wire transfer, on or before close of business on the Friday of each week of each payment month. Defendants shall pay to Plaintiffs and their attorneys the additional sum of SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($600,000), paid in the amount of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000) per month for the months of November and December, 2002, and January and February, 2003. The monthly payments for November, December, January and February shall be paid in equal weekly installments for each week of each month of said four month period, with each weekly installment to be delivered to an account of Plaintiffs' counsel's choice, via wire transfer, on or before the close of business on the Friday of each week of each payment month. Should any payment fall on a banking holiday in which the banks for either Defendant's payor bank or Plaintiffs' payee bank is closed, payment may be made on the following business day which is not a banking holiday and on which said bank or banks are open for business.

     2) The payments by Defendants to Plaintiffs, as set forth in the preceding paragraph, will be secured by an Agreed Judgment in the amount of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000), in the form of the Judgment attached hereto as Exhibit "A". Each payment made by Defendants to Plaintiffs, as set forth herein, shall automatically reduce the Judgment and Judgment lien by the amount of that payment. Said Judgment shall only be filed by

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          Plaintiffs in the event that Defendants are in default in their payments, as set forth herein, and have failed to come current on their payments within fifteen days of the receipt of written notice of default by Plaintiffs. Plaintiffs acknowledged the receipt of this Agreed Judgment by their execution of this Agreement and by their signatures herein. Within five business days of the receipt of the final payment under this Agreement, Plaintiffs shall file a Take Nothing Judgment in the above referenced cause, in the form of the Judgment attached hereto as Exhibit "B", which fully and finally releases Defendants from any and all obligations and debts under the above referenced Agreed Judgment, with each party to bear its own costs of court. Within five business days of the execution of this Agreement, Defendants and Plaintiffs agree to file a stipulation of dismissal and request for the entry of an agreed Order of Dismissal in Cause No. EDCV 01-00803-VAP, without prejudice and with all costs to be borne by the party incurring same, and to be made with prejudice after the filing of the Take Nothing Judgment in Cause No. 2000-47334.

     3) Plaintiffs agree to release, discharge, and forever hold Defendants, their agents, employees, officers, assigns, directors, attorneys, affiliates, lenders, shareholders, predecessors, successors and subsidiaries harmless from any and all claims, demands or suits, known or unknown, fixed or contingent, liquidated or unliquidated, including but not limited to any and all claims over the Vidimedix merger, the transfer of stock, the handling of the settlement of claims, the settlement of claims related to that merger, claims for or pertaining to breaches of contract, consulting agreements, settlement agreements, fraud, defamation, misrepresentation, conversion, theft/use of trade secrets, devaluation of stock,

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          attorneys' fees, interest, tax obligations, expenses and costs of court, and any and all other claims, in contract or in tort, whether or not asserted in the above cause, in Cause No. EDCV 01-00803-VAP, or in Cause No. BC249782, or arising from or related to the events and transactions which are the subject matter of those causes. WAIVER OF CALIFORNIA CIVIL CODES SECTION 1542. Plaintiffs hereby acknowledge their familiarity with the provisions of Section 1542 of the California Civil Code and hereby expressly waive and release any and all rights or benefits they have or may have there under, or under any other federal or statutory rights or rules, or principals of common law or equity, or those of any jurisdiction, government or political subdivision, similar to Section 1542 ("similar provision"). Thus, no party to this agreement may invoke the benefits of Section 1542 or any similar provision in order to prosecute or insert in any manner any claims that are released under this agreement. Section 1542 of the California Code provides:

               "A general release does not extend to claims which the creditor does not know or which suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     4) Defendants agree to release, discharge, and forever hold Plaintiffs, their agents, employees, officers, assigns, directors, attorneys, affiliates, lenders, shareholders, predecessors, successors and subsidiaries harmless from any and all claims, demands or suits, known or unknown, fixed or contingent, liquidated or unliquidated, including but not limited to any and all claims over the Vidimedix merger, the transfer of stock, the handling of the settlement of claims, the

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          settlement of claims related to that merger, claims for or pertaining to breaches of contract, consulting agreements, settlement agreements, fraud, defamation, misrepresentation, conversion, theft/use of trade secrets, devaluation of stock, attorneys' fees, interest, expenses and costs of court, and any and all other claims, in contract or in tort, whether or not asserted in the above cause, in Cause No. EDCV 01-00803-VAP, or in Cause No. BC249782, or arising from or related to the events and transactions which are the subject matter of those causes. WAIVER OF CALIFORNIA CIVIL CODES SECTION 1542. Defendants hereby acknowledge their familiarity with the provisions of Section 1542 of the California Civil Code and hereby expressly waive and release any and all rights or benefits they have or may have there under, or under any other federal or statutory rights or rules, or principals of common law or equity, or those of any jurisdiction, government or political subdivision, similar to Section 1542 ("similar provision"). Thus, no party to this agreement may invoke the benefits of Section 1542 or any similar provision in order to prosecute or insert in any manner any claims that are released under this agreement. Section 1542 of the California Code provides:

               "A general release does not extend to claims which the creditor does not know or which, suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     5) Each signatory to this Agreement warrants and represents that he or she has the authority to bind the parties for whom that signatory acts.

     6) Each of the Parties to this Agreement has entered into the Agreement freely and

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          without duress, after having consulted with attorneys and advisors of their own choice. Each of the Parties understands and agrees that the terms and conditions of this Agreement are contractual and not mere recital. The Parties further understand and agree that this Agreement has been fully negotiated by Plaintiffs and Defendants and that neither Plaintiffs nor Defendants are to be considered to be the drafters of this Agreement.

     7) This Agreement is a compromise of disputed claims between the Parties to this Agreement only, and shall never, at any time for or for any purpose, be considered an admission of liability or wrongdoing by any of the Parties released herein. The Parties released herein expressly deny any such liability or wrongdoing. The consideration set forth herein is hereby accepted by the Parties in full compromise, and settlement, and in accord and satisfaction of the released matters, including all consequences thereof which may thereafter develop, as well as those already developed or now apparent. The Parties hereby acknowledge that the consideration recited herein is good, valuable and sufficient consideration for the Agreements herein.

     8) The Parties to this Agreement, for themselves and for all persons claiming by, through or under them, hereby fully, finally and forever release, acquit, discharge and covenant not to sue the Parties released herein, or their respective successors, predecessors, agents, employees, officers, assigns, directors, attorneys, affiliates, lenders and shareholders or similar entities or individuals, jointly and severally, of and from and with respect to any and all obligations, claims, liabilities, demands, losses, expenses, controversies, or causes of action of every kind and character

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          whatsoever, known or unknown, whether asserted or unasserted, whether now existing or hereafter arising, which are directly or indirectly related to any or all of the claims and causes of action released herein, except that the Parties expressly reserve the right to sue for breach of this settlement agreement. This covenant is only to become effective upon the completion of all payments called for under this agreement. The Parties hereto further agree that all consulting agreements and employment agreements between Plaintiffs and Defendants are hereby terminated and are of no force or effect.

     9) This Agreement shall be binding upon and inure to the benefit of the Parties released herein, their heirs, agents, representatives, successors, predecessors, agents, employees, officers, assigns, directors, attorneys, affiliates, lenders and shareholders.

     10) This Agreement contains the entire agreement between the Parties and supersedes any and all prior agreements, arrangements or understandings, whether written or oral, between any or all of the Parties relating to the matters released herein. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist.

     11) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future state or federal laws or rules and regulations propagated there under, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never compromised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be effected by any illegal, invalid

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          or unenforceable provision or by its severance from this Agreement.
          Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be automatically included as part this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     12) It is understood and agreed that this Agreement shall be governed by, construed and enforced in accordance with, and subject to the laws of the State of Texas, without regard to any conflict of laws principles. Venue for and jurisdiction over any claim or dispute pertaining to this agreement shall be in the 113th Judicial District Court of Harris County, Texas. The parties agree that prior to filing suit over any dispute pertaining to this Agreement, the Parties will first seek to resolve any such dispute through mediation with Michael "Micky" Mills. This Agreement may be amended only by a written instrument executed and agreed to by all the Parties, and may not be changed, terminated or modified orally.

     13) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes. The Parties further agree that faxed signatures to this Agreement may be accepted as originals. All such signatures shall be effective as of the 15th day of July, 2002.

     14) Plaintiffs understand and agree that they are solely responsible for the payment of all of their attorney's fees, expenses and costs of court, and that Plaintiffs will defend and indemnify Defendants from any such claims which are brought by, through or under Plaintiffs.

     15) As of the date of this Agreement, July, 15, 2002, the Parties agree to keep the terms,

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          conditions and amounts of settlement confidential and may not disclose the same, except as required by law, the Internal Revenue Service, the Securities and Exchange Commission, or by any lenders, C.P.A.'s, attorneys, financial advisors, potential business partners, or business partners, but only for tax purposes, as required to effectuate and complete this agreement, or to the extent necessary to respond to legitimate business enquiries. This confidentiality agreement does not apply to communications with immediate family members. The Parties agree that this confidentiality is waived in the event of non-performance under this agreement.

     16) Not withstanding the foregoing or anything in this agreement to the contrary, all rights, if any, and all defenses, if any, between Tom M. Davis, III, and any of the Defendants concerning Tom M. Davis, III's limited guarantee in the approximate amount of $37,000 for an alleged debt of Vidimedix Corporation to Mid-South Telecommunications Company survives this agreement. It is expressly understood by the Parties that by this paragraph , Defendants are not agreeing or admitting to any liability, obligation or responsibility what so ever to anyone, including Tom Mo. Davis, III, and do not waive their rights, if any, to anyone, including Tom M. Davis, III, with regard to an alleged debt to Mid-South Telecommunications Company.



/S/ Tom M. Davis III           07/15/02
--------------------
Tom M. Davis III


/s/ Jana Davis Wells           07/15/02
--------------------
Jana Davis Wells

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/s/ Frank Magliochetti
----------------------
FRANK MAGLIOCHETTI
Chief Executive Officer of MedDiversified, Inc.,
formerly known as e-Medsoft.com, and on behalf of
Vidimedix Acquisition Corporation, predecessor in interest
to MedDiversified, Inc.

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                                 NO. 2000-47334

JANA DAVIS WELLS AND                    |               IN THE DISTRICT COURT OF

TOM M. DAVIS, III,                      |
                                        |
VS.                                     |               HARRIS COUNTY, TEXAS
                                        |
E-MEDSOFT.COM AND                       |
VTDIMEDIX ACQUISITION                   |
CORPORATION, JOINTLY AND SEVERALLY      |               113th JUDICIAL DISTRICT

                                 FINAL JUDGMENT

     BE IT REMEMBERED that on this _____ day of _________________________, 2003, came on to be heard the above captioned and numbered cause of action, wherein came the Plaintiffs Jana Davis Wells and Tom M. Davis, III, individually or by and through their respective attorneys of record, and announced to the Court that they request that a Final Judgment that they take nothing by reason of this suit and in favor of Defendants be entered in this cause, and it is accordingly:

     ORDERED, ADJUDGED, and DECREED by the Court that Defendants have Judgment in their favor, and that Plaintiffs Jana Davis Wells and Tom M. Davis, III, take nothing by reason of this suit.

     It is further ORDERED, ADJUDGED AND DECREED that this is a Final Judgment of all claims of all parties, that all costs of court are borne by the party incurring same and that all relief not expressly granted herein is denied.

     SIGNED FOR ENTRY, this ______ day of ___________________________, 2003.


                            ------------------------
                                 JUDGE PRESIDING

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APPROVED AS TO FORM AND CONTENT:

DAVIS, ORETSKY & GUILFOYLE, P.C.


------------------------------
DAVID C. REDFORD
State Bar No. 16666000
1415 Louisiana, Ste. 4200
Houston, Texas 77002
Telephone: (713 659-1010
Facsimile: (713) 659-1122
ATTORNEYS FOR PLAINTIFFS
TOM M. DAVIS, III AND JANA DAVIS WELLS


PHILLIPS & AKERS, P.C.


------------------------------
Joseph M. Nixon
TBA: 15244800
Terry M. Womac
TBA: 21873800
Douglas M. Walla
TBA: 20759900
3200 Southwest Freeway, Ste. 3200
Houston, Texas 77027
(713) 552-9595
(713) 552-0231 (Fax)
ATTORNEYS FOR DEFENDANTS
E-MEDSOFT.COM, N/K/A MEDDIVERSIFIED, INC.,
AND VIDIMEDIX ACQUISITION CORPORATION

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                                 NO. 2000-47334

JANA DAVIS WELLS AND                    |               IN THE DISTRICT COURT OF

TOM M. DAVIS, III,                      |
                                        |
VS.                                     |               HARRIS COUNTY, TEXAS
                                        |
E-MEDSOFT.COM AND                       |
VIDIMEDIX ACQUISITION                   |
CORPORATION, JOINTLY AND SEVERALLY      |               113th JUDICIAL DISTRICT

                                 AGREED JUDGMENT

     BE IT REMEMBERED that on this _____ day of _________________________, 2002, came on to be heard the above captioned and numbered cause of action, wherein came the parties, individually or by and through their respective attorneys of record, and announced to the Court that the parties having agreed that Judgment should be entered herein in favor of Plaintiffs Tom M. Davis, III and Jana Davis Wells against Defendants e-Medsoft.com, now known as Meddiversified, Inc., and Vidimedix Acquisition Corp., jointly and severally, in the amount of ONE MILLION FIVE HUNDED THOUSAND AND NO/100 DOLLARS ($1,500,000), and it is accordingly:

     ORDERED, ADJUDGED, and DECREED by the Court that Plaintiffs, Tom M. Davis, III and Jana Davis Wells have Judgment against Defendants e-Medsoft.com now known as Meddiversified, Inc., and Vidimedix Acquisition Corp., jointly and severally, in the amount of ONE MILLION FIVE HUNDED THOUSAND AND NO/100 DOLLARS ($1,500,000).

     IT IS FURTHER ORDERED THAT Costs of Court incurred herein are hereby assessed against the party incurring same, and that all writs, processes and executions necessary for collection of this judgment shall issue.

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          SIGNED FOR ENTRY, this _____ day of __________________, 200_.


                        ---------------------------------
                                 JUDGE PRESIDING


APPROVED AS TO FORM AND CONTENT:


PHILLIPS & AKERS, P.C.


--------------------------------
Joseph M. Nixon
TBA: 15244800
Terry M. Womac
TBA: 21873800
Douglas M. Walla
TBA: 20759900
3200 Southwest Freeway, Ste. 3200
Houston, Texas 77027
(713) 552-9595
(713) 552-0231 (Fax)
ATTORNEYS FOR DEFENDANTS
E-MEDSOFT.COM, N/K/A MEDDIVERSIFIED, INC.
AND VIDIMEDIX ACQUISITION CORPORATION


DAVIS, ORETSKY & GUILFOYLE, P.C.


--------------------------------
DAVID C. REDFORD
State Bar No. 16666000
1415 Louisiana, Ste. 4200
Houston, Texas 77002
Telephone: (713 659-1010
Facsimile: (713) 659-1122
ATTORNEYS FOR PLAINTIFFS
TOM M. DAVIS, III AND JANA DAVIS WELLS

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